UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2026
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Blue Owl Digital Infrastructure Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56758	33-5055663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet     Arrangement of a Registrant.

Revolving Credit Facility

On April 1, 2026, affiliates of Blue Owl Digital Infrastructure Trust, a Maryland statutory trust (the “Company”), entered into a revolving credit agreement (the “Agreement”) pursuant to which lenders and letter of credit issuers thereunder agreed to provide loans and letters of credit for up to an aggregate initial principal amount of $200,000,000.00, subject to customary conditions, and a letter of credit sublimit of up to $100,000,000.00. The available capacity under the Agreement may be increased, in an aggregate amount not in excess of $3,000,000,000.00, subject to certain customary conditions, provided that the Borrower (as defined below) complies with certain covenants specified therein. Terms used but not otherwise defined herein have the respective meanings set forth in the Agreement.

The parties to the Agreement include Blue Owl Digital Infrastructure Operating Partnership LP (the “Operating Partnership”), the entity through which the Company holds substantially all of its assets, BODIT SPV LLC, a wholly owned subsidiary of the Operating Partnership, as borrower (the “Borrower”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, Bank of America Securities, Inc., as lead arranger and lead bookrunner, and certain other lenders and letter of credit issuers as identified in the Agreement. The Agreement matures on April 1, 2030, subject to a one-year extension at the option of the Borrower without any lender or agent consent, and the satisfaction of customary conditions.

Under the Agreement, the unpaid principal amount of each (i) ABR Loan will bear interest at a rate of the Applicable Margin for ABR Loans plus the ABR per annum and (ii) SOFR Loan shall bear interest at the Applicable Margin for SOFR Loans plus Term SOFR per annum. The Borrower is also obligated to pay other customary closing fees, arrangement fees, administration fees, unused fees, commitment fees and letter of credit fees for a credit facility of this size and type.

The Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for an agreement of its type. If an event of default under the Agreement occurs and is continuing, then the Administrative Agent may declare any outstanding obligations under the Agreement to be immediately due and payable. In addition, if the Borrower or the Operating Partnership becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Agreement will automatically become immediately due and payable.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Revolving Credit Agreement, dated as of April 1, 2026, among Blue Owl Digital Infrastructure Operating Partnership LP, as the parent, BODIT SPV LLC, as the borrower, Bank of America, N.A. as the administrative agent and the collateral agent, and Bank of America Securities, Inc. as lead arranger and lead bookrunner

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Digital Infrastructure Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: April 3, 2026